Exhibit 10.1

SEVENTH AMENDMENT TO THE
AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF UNITED DOMINION REALTY, L.P.

This Seventh Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 13, 2009 (this “Amendment”), is being executed by UDR, Inc., a Maryland corporation (the “General Partner”), as the general partner of United Dominion Realty, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred upon the General Partner by Section 11.01 of the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2004, as amended by the First Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of June 24, 2005, the Second Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of February 23, 2006, the Third Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of January 2, 2007, the Fourth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 27, 2007 (the “Fourth Amendment”), the Fifth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of March 7, 2008, and the Sixth Amendment to the Amended and Restated Agreement of Limited Partnership of United Dominion Realty, L.P., dated as of December 9, 2008 (as amended, the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the General Partner desires to amend the Agreement to revise the Conversion Factor applicable to the Class I Out-Performance Partnership Shares in connection with the distribution to each holder of Class I Out-Performance Partnership Shares of 0.5091 Partnership Units per Class I Out-Performance Shares held by such holder.

NOW THEREFORE, the General Partner hereby amends the Partnership Agreement as follows:

1. Amendment. The definition of “Conversion Factor” set forth in the Fourth Amendment is hereby deleted and replaced in its entirety with the following:

“‘Conversion Factor’ means 1.0, as adjusted pursuant to Section 8.05(f) of the Agreement.”

2. Miscellaneous. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

UDR, INC.

By: /s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President